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                                                                   EXHIBIT 5.1


                          [ANDREWS & KURTH LETTERHEAD]


                                October 15, 1997


Board of Directors
Ocean Energy, Inc.
8440 Jefferson Highway, Suite 420
Baton Rouge, Louisiana 70809

Gentlemen:

                  We have acted as counsel to Ocean Energy, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale (the "Offering") of (i) up to an aggregate of 3,500,000 shares of common stock, par value $0.01 per share, of the Company ("Common Stock") being offered by the Company, and (ii) up to an aggregate of 1,215,000 shares of common stock being offered by the selling stockholders (the "Selling Stockholders") identified in the Registration Statement, including up to 615,000 of such shares which may be offered by one of the Selling Stockholders pursuant to the underwriters' over-allotment option. This opinion also relates to any registration statement of the Company relating to the registration of additional shares of Common Stock for the Offering pursuant to Rule 462(b) under the Securities Act. All of the shares of Common Stock offered by the Company and the Selling Stockholders are collectively referred to herein as the "Shares."

                  In arriving at the opinions expressed below, we have examined the Registration Statement, the Prospectus and the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials and officers and representatives of the Company, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed and have not verified that the signatures on all documents that we have examined are genuine, the authenticity of all documents submitted to us as originals, the conformity with the authentic originals of all documents submitted to us as certified, photostatic or faxed copies, and that all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement will conform in all material respects to the forms thereof that we have examined.

                  Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

                  1. The Shares to be sold by the Company as described in the Registration Statement will be validly issued, fully paid and non-assessable.



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Ocean Energy, Inc.
October 15, 1997
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                  2. The Shares to be sold by the Selling Stockholders as
described in the Registration Statement will be validly issued, fully paid and non-assessable.

                  This opinion is limited in all respects to federal laws and the Delaware General Corporation Law. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" therein. This opinion may be incorporated by reference in a registration statement of the Company relating to the registration of additional shares of Common Stock for the Offering pursuant to Rule 462(b) under the Securities Act, in which case the opinions expressed herein will apply to the additional shares registered thereunder.


                                                     Very truly yours,

                                                     /s/ Andrews & Kurth L.L.P.

2325/2397/2698